NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXCHANGEABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE MAKER. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

6% CONVERTIBLE PROMISSORY NOTE

$[_____]	[___], 2013

FOR VALUE RECEIVED, Plesk Corp., a Delaware corporation (the “Maker”), with its primary offices located at 4014 14th Avenue, Brooklyn, NY 11218, promises to pay to the order of [___] (the “Payee”) or his or its registered assigns (with the Payee, the “Holder”), upon the terms set forth below, the principal sum of [_____] ($_____) plus interest on the unpaid principal sum outstanding at the rate of 6% per annum (this “Note”). Defined terms not otherwise defined herein shall have the meanings ascribed to such terms in that certain note purchase agreement of even date herewith among the Maker, the Holder and any other holders of Notes substantially identical to this Note (the “Purchase Agreement”).

1.           Payments.

(a)           Unless (i) converted into shares of Common Stock pursuant to the terms herein or (ii) an Event of Default shall have previously occurred and be continuing or (iii) this Note is exchanged by the Holder for securities in connection with the a Subsequent Financing (as defined in the Purchase Agreement) pursuant to Section 3, the full amount of principal and accrued interest under this Note shall, automatically and without further action by the Holder, convert into the Reverse Merger Financing, pursuant to Section 4 herein.  Notwithstanding the foregoing, if the Reverse Merger Transaction does not close, this Note shall be automatically exchanged for the full face amount of this Note, plus any accrued and unpaid interest thereon, into the applicable dollar amount of any other securities issued by Maker connection with the Subsequent Financing of the Maker.  Upon such exchange, the Notes will be immediately cancelled upon delivery of the securities.

(b)           The Maker shall pay interest to the Holder on the aggregate and then outstanding principal amount of this Note at the rate of 6% per annum, payable in arrears on the earlier of (i) the exchange of this Note into the Reverse Merger Financing, in which case such accrued but unpaid interest shall be converted into securities of the Maker as part of the Reverse Merger Financing or (ii) acceleration of this Note following an Event of Default pursuant to Section 2(b). Interest on this Note shall commence to accrue as of the date of acceptance by the Maker of the Purchase Agreement as executed and delivered by the Payee and payment of the purchase price for this Note (the “Original Issue Date”).

(c)           Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue monthly commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Maker regarding registration and transfers of this Note.

(d)           All overdue accrued and unpaid principal and interest to be paid hereunder shall entail a default rate of interest at the rate of 16% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) which will accrue daily, from the date such principal and/or interest is due hereunder through and including the date of payment. Except as otherwise set forth in this Note, the Maker may not prepay any portion of the principal amount of this Note without the 10 Business Day advance written notice to the Holder.

(e)           Holder has the right, at any time after the Original Issuance Date, at its election, to convert all or part of the outstanding and unpaid principal amount and accrued interest into shares of fully paid and non-assessable shares of common stock of the Maker (the “Common Stock”). The conversion price shall be $0.01 per share (the “Conversion Price”). The conversion formula shall be as follows: Number of shares of Common Stock receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. A conversion notice (the “Conversion Notice”) may be delivered to Maker by method of Holder’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Holder. If no objection is delivered from Maker to the Holder, with respect to any variable or calculation of the Conversion Notice within 24 hours of delivery of the Conversion Notice, then the Maker shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. The Maker shall deliver the shares of Common Stock from any conversion to the Holder (in any name directed by the Holder) within three (3) business days of conversion notice delivery. The Holder shall not convert any amount of this Note into shares of Common Stock that would result in the Holder beneficially owning more than 4.99% of the Maker’s Common Stock outstanding. However, the Holder may increase this 4.99% conversion limit to 9.99% by providing Maker with at least 61 days prior written notice, and the provisions of the conversion limit shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice). The Conversion Price shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Maker relating to the Maker’s securities or the securities of any subsidiary of the Maker, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

(f)           Conversion Delays. If Maker fails to deliver shares of Common Stock in accordance with the timeframe stated in Section 1(e), the Holder, at any time prior to selling all of those shares of Common Stock, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares of Common Stock and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Maker (under the Holder’s and the Maker’s expectations that any returned conversion amounts shall tack back to the original date of this Note). In addition, for each conversion, in the event that shares of Common Stock are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty shall be added to the Principal Sum of this Note (under the Holder’s and the Maker’s expectations that any penalty amounts shall tack back to the original date of this Note).

2.           Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           any default in the payment of the principal of, or the interest on, this Note, as and when the same shall become due and payable;

(ii)           Maker shall fail to observe or perform any obligation or shall breach any term or provision of this Note and such failure or breach shall not have been remedied within ten (10) Business Days after the date on which notice of such failure or breach shall have been delivered (other than those occurrences described in other provisions of this Section 2 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default);

(iii)           Maker shall fail to observe or perform any of its material obligations owed to the Holder or any other material covenant, agreement, representation or warranty contained in, or otherwise commit any material breach hereunder or in any other agreement executed in connection herewith, including the Purchase Agreement;

(iv)           Maker shall commence, or there shall be commenced against the Maker a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker, or there is commenced against the Maker any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or the Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Maker suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Maker makes a general assignment for the benefit of creditors; or the Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Maker shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Maker shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Maker for the purpose of effecting any of the foregoing;

(v)           Maker shall default in any of its respective obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Maker, whether such indebtedness now exists or shall hereafter be created and such default shall result in indebtedness aggregating more than $10,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(vi)           except in connection with the Reverse Merger Transaction, the Maker shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose all or in excess of 50% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of the Maker, or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of the Maker’s capital stock, of any class, whether now or hereafter outstanding. “Change of Control Transaction” means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Maker, by contract or otherwise) of in excess of 51% of the voting securities of the Maker, (ii) a replacement at one time or over time of more than one-half of the members of the Maker’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Maker with or into another entity that is not wholly owned by the Maker, consolidation or sale of 33% or more of the assets of  the Maker in one or a series of related transactions, or (iv) the execution by the Maker of an agreement to which the Maker is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

(vii)           The occurrence of any event, whether or not such event could have been known through the exercise of due diligence or otherwise, which would reasonably be expected to have a material adverse effect on the business or prospects of the Maker.

(b)           If any Event of Default occurs and shall be continuing, the full principal amount of this Note, together with all accrued interest thereon, shall become, at the Holder’s election, immediately due and payable in cash.

(c)           The Holder need not provide and the Maker hereby waives any presentment, demand, protest or other notice of any kind. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3.           Exchange of Note. If the Reverse Merger Transaction does not close, the face amount of this Note, plus any accrued and unpaid interest thereon, will be exchanged into the applicable dollar amount of any other securities issued by the Maker in connection with the Subsequent Financing at the election of Holder. Upon such exchange, this Note will be immediately cancelled upon delivery of the securities.

4.           Reverse Merger Financing Exchange.  The full face value of this Note, plus any accrued and unpaid interest thereon, shall automatically, and without any further action on the part of the Holder, convert into the applicable dollar amount of any other securities issued by the Maker connection with a Reverse Merger Financing. Upon such exchange, this Note will be immediately cancelled upon delivery of the securities.

5.           Negative Covenants. So long as any portion of this Note is outstanding, the Maker will not directly or indirectly:

(a)           amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; or

(b)           pay cash dividends or distributions on any equity securities of the Maker.

6.           No Waiver of the Holder’s Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Holder in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Holder of any of its options, powers or rights shall constitute a waiver of any other option, power or right.  Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Holder of less than the full amount due and payable hereunder shall in no way limit the right of the Holder to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

7.           Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

8.           Cumulative Rights and Remedies; Usury. The rights and remedies of the Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note, or applicable law (including at equity). The election of the Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies, which the Maker agrees the Holder may take from time to time. If it shall be found that any interest paid or payable hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law, and any interest previously paid in excess of such legal limit shall be returned to the Maker by the Holder.

9.           Use of Proceeds. Maker shall use the proceeds from this Note hereunder for working capital purposes or as otherwise contemplated by the Purchase Agreement and not for the satisfaction of any portion of the Maker’s debt (other than payment of trade payables in the ordinary course of the Maker’s business and prior practices), to redeem any of the Maker’s equity or equity-equivalent securities or to settle any outstanding litigation.

10.           Severability. If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

11.           Successors and Assigns. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Holder and its successors and assigns. The term “Holder” as used herein, shall also include any endorsee, assignee or other holder of this Note.

12.           Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Maker shall execute and deliver to the Holder a new promissory note containing the same terms, and in the same form, as this Note. In such event, the Maker may require the Holder to deliver to the Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

13.           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Maker and the Holder agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the state and federal courts sitting in the City of New York, County of New York (the “New York Courts”). Each of the Maker and the Holder hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is brought in an inconvenient forum. Each of the Maker and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the Maker and the Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

14.           Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 10(b) of the Purchase Agreement.

15.           Required Notice to the Holder. The Holder is to be notified by the Maker, within five (5), Business Days, in accordance with Section 15, of the existence or occurrence of any Event of Default.

[Signature page follows]

The undersigned has executed this Note as a maker and not as a surety or guarantor or in any other capacity.

PLESK CORP.

By:_______________________________
Gavriel Bolotin
President and Chief Executive Officer